Exhibit (n)(2)

Form of

Amended Schedule A

(effective as of [____, 2021])

to the

MML Series Investment Fund II

Rule 18f-3 Plan

Adopted June 17, 2020

Fund	Initial Class	Class II	Service Class	Service Class I
MML Blend Fund	✓		✓
MML Dynamic Bond Fund		✓		✓
MML Equity Fund	✓		✓
MML Equity Momentum Fund		✓		✓

MML Equity Rotation Fund		✓		✓
MML High Yield Fund		✓		✓

MML Inflation-Protected and Income Fund	✓		✓
MML iShare ® 60/40 Allocation Fund		✓		✓
MML iShare ® 80/20 Allocation Fund		✓		✓
MML Managed Bond Fund	✓		✓
MML Short-Duration Bond Fund		✓		✓
MML Small Cap Equity Fund	✓		✓
MML Special Situations Fund		✓		✓
MML Strategic Emerging Markets Fund		✓		✓
MML U.S. Government Money Market Fund	✓		✓

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